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                                                            EXHIBIT 5.01
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                                 July 17, 2000

Exodus Communications, Inc.
2831 Mission College Boulevard
Santa Clara, CA  95054

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by Exodus Communications, Inc. (the "Company") on June 28, 2000 and Amendment No. 1 thereto to be filed by the Company on or about July 14, 2000 with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") and the proposed issuance and sale, from time to time by the Company of its (a) debt securities in one or more series (the "Debt Securities"), (b) shares of preferred stock, $0.001 par value, in one or more series (the "Preferred Stock"), (c) shares of common stock, $0.001 par value (the "Common Stock"), and (d) warrants to purchase Debt Securities, shares of Preferred Stock or shares of Common Stock (the "Warrants" and together with the Debt Securities, the Preferred Stock and the Common Stock, the "Securities"), having a maximum aggregate public offering price of up to $2,000,000,000 (or the equivalent in one or more foreign currencies). The Securities may be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements").

     In rendering this opinion, we have examined the following:

     (1) the Certificate of Incorporation of the Company, as amended through June 6, 2000, and as certified by the Secretary of State of Delaware on June 29, 2000;

     (2) the Bylaws of the Company as certified by the Secretary of the Company on July 6, 2000;

     (3) the Registration Statement, together with the exhibits filed as a part thereof;

     (4)  the Prospectus;

     (5) the resolutions of the Company's Board of Directors adopted at a meeting on June 18, 2000 with respect to the Registration Statement and the Securities, as certified by the Secretary of the Company;

     (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing factual and other representations;
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Exodus Communications, Inc.
July 17, 2000
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     (7)  a statement from the Company as of the date hereof as to the number of
          (i) outstanding options, warrants and rights to purchase Common Stock and (ii) any additional shares of Common Stock reserved for future issuance in connection with the Company's stock option and stock purchase plans and all other plans, agreements or rights;

     (8) a statement from the Company's transfer agent as to the number of outstanding shares of Common Stock; and

     (9) the Company's 1999 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

     We have also confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts
                                        -------
that would lead us to believe that the opinions expressed herein are not accurate.

     Based upon the foregoing, we are of the opinion that:

     1. When the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action of the Company and its stockholders, the Common Stock, including any Common Stock that may be issuable pursuant to the conversion of any of the Debt Securities, Preferred Stock or Warrants, will be duly and validly authorized; and when such shares of Common Stock have been issued and the certificates representing shares of Common Stock are duly executed by the Company, countersigned, registered, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, the Common Stock will be validly issued, fully paid and nonassessable.

     2. When appropriate corporate action has been taken by the Company and its stockholders, including (a) the approval of the terms of any particular series of the Preferred
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Exodus Communications, Inc.
July 17, 2000
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Stock and (b) the authorization of the execution and filing of a certificate of designation conforming to the Delaware General Corporation Law regarding such series of the Preferred Stock (the "Certificate of Designation") with the Secretary of State of the State of Delaware, the Preferred Stock will be duly and validly authorized; and when the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred, shares of such series of the Preferred Stock have been issued, certificates representing the shares of Preferred Stock are duly executed by the Company, countersigned, registered, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, and in accordance with the terms of the particular series as established by the Company's Board of Directors or a duly authorized committee of the Board of Directors (such Board of Directors or committee being referred to herein as the "Board of Directors"), the Preferred Stock will be validly issued, fully paid and nonassessable.

     3. When the issuance of Warrants to purchase Debt Securities, shares of Preferred Stock or shares of Common Stock have been duly authorized by appropriate corporate action of the Company, a debt warrant agreement or stock warrant agreement, as the case may be, relating to such Warrants in the form filed as an exhibit to the Registration Statement has been duly authorized and validly executed and delivered by the Company and a warrant agent appointed by the Company and such Warrants have been duly executed and authenticated in accordance with the terms of the appropriate agreement, the Warrants, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, will be legal, valid and binding obligations of the Company, entitled to the benefits of the Warrants, subject to bankruptcy, insolvency, reorganization or other similar laws affecting generally the enforcement of creditors' rights and by equitable principles of general application (whether applied at law or in equity).

     In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement will have been declared effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded, that the authorization of the Securities by the Company and its stockholders, as applicable, will be applicable to such Security and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that the terms of any Security to be established subsequent to the date hereof, the issuance and delivery of such Security and the compliance by the Company with the terms of such Security will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.
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Exodus Communications, Inc.
July 17, 2000
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     The Company has informed us that it intends to issue the Securities from time to time on a delayed or continuous basis. We are basing this opinion on our understanding that, prior to issuing any Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect, and the applicable definitive purchase, underwriting or similar agreement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

     We are members of the Bar of the State of California, and the foregoing opinion is limited to the existing laws of the State of California, the federal laws of the United States of America and with respect to the validity of corporate action and the requirements for the issuance of securities, laws of the State of Delaware. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

     We also call the Company's attention to the fact that under various reports published by committees of the State Bar of California, certain assumptions, qualifications and exceptions are implicit in opinions of lawyers. Although we have expressly set forth some assumptions, qualifications and exceptions herein, we are not limiting or omitting any others set forth in the various reports or otherwise deemed standard by practice for lawyers in California.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus prepared in connection therewith and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

     This opinion speaks only as of its date and is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.

                              Very truly yours,



                            /s/ Fenwick & West LLP